EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION ANNOUNCES

SECOND QUARTER 2012 RESULTS

•	Net income of $11.8 million
•	Diluted earnings per share of $0.44
•	Panther Expedited acquisition closes
•	Focus on improving ABF cost structure

(Fort Smith, Arkansas, July 31, 2012) — Arkansas Best Corporation (Nasdaq: ABFS) today announced second quarter 2012 net income of $11.8 million, or $0.44 per share, on revenue of $511 million, compared with net income of $5.3 million, or $0.20 per share, and revenue of $499 million in the second quarter of 2011.

The second quarter 2012 results included a tax benefit of $8.0 million, or $0.31 per share, related to the reversal of previously established deferred tax asset valuation allowances, and transaction costs of $2.1 million ($1.3 million, after tax), or $0.05 per share, associated with the June 15, 2012 acquisition of Panther Expedited Services, Inc. (“Panther”).  Excluding both of these items, Arkansas Best had second quarter 2012 net income of $5.2 million, or $0.18 per share.

“A number of significant developments occurred during the second quarter, including closing the acquisition of Panther, our premium logistics provider,” said Arkansas Best President and CEO Judy R. McReynolds.  “This transaction represents a major step in our long-term strategy to grow our non-asset-based businesses.  If Panther had been included, total 2011 revenues for Arkansas Best’s non-asset businesses would have exceeded $400 million.  The addition of Panther and the services provided by our other non-asset-based subsidiaries complement our offerings at ABF and allow us to strengthen customer relationships.”

ABF implemented a 6.9% increase in its general rates and charges on June 25, 2012 that was in effect during the last week of the second quarter.  Second quarter price increases on ABF accounts under contract and deferred pricing agreements remained at favorable levels.  In the second quarter of 2011, ABF began an aggressive initiative to address inadequate pricing and improve the profitability of many accounts across its network.  This effort continues in 2012.  As a result, the incremental profitability of ABF’s account base has improved.

“While we are encouraged by ABF’s yield initiatives, we continue to focus on various paths to reduce ABF’s overall cost structure,” said Ms. McReynolds.  “On-going efforts that offer opportunities to reduce ABF’s cost structure include ABF’s labor contract lawsuit, collaborative work to develop a permanent solution to correct our payment of non-ABF multiemployer pension benefits and preparations for negotiation of a new April 2013 labor contract.”

ABF’s second quarter 2012 daily tonnage levels continued to be below those of the same period last year as the U.S. economy remained inconsistent.  However, in each month of this year’s second quarter, the level of tonnage decrease improved versus 2011.  During the second half of 2012, monthly tonnage levels will be compared back to the second half of 2011, when ABF experienced declining tonnage versus 2010.

Acquisition of Panther Expedited Services, Inc.

As previously announced, Arkansas Best acquired Panther on June 15, 2012.  The aggregate purchase price of approximately $181 million included a preliminary post-closing adjustment to net working capital.  Arkansas Best did not assume any of Panther’s debt that existed prior to the acquisition.

In connection with this purchase, Arkansas Best entered into a $100 million secured term loan facility with a syndicate of banks to finance a portion of the transaction.  The balance of the proceeds needed to pay the full purchase price and transaction costs was funded out of Arkansas Best’s available cash.

Changes in the accompanying Arkansas Best consolidated balance sheet from December 31, 2011 to June 30, 2012 include $230 million of acquired assets and $49 million of liabilities, primarily deferred tax liabilities.  Additional details of these preliminary fair value assessments are included in the financial tables section of this press release.

Closing Comments

“Arkansas Best is focused on listening to our customers and providing solutions that meet their needs,” said Ms. McReynolds.  “The addition of Panther and the investments we are making in our other non-asset-based subsidiaries will further that objective and improve our opportunities to grow our relationships and our company.  Our efforts to lower ABF’s cost structure will continue until we find the right solution.”

Conference Call

Arkansas Best Corporation will host a conference call with company executives to discuss the 2012 second quarter results.  The call will be today, Tuesday, July 31, at 9:30 a.m. ET (8:30 a.m. CT).  Interested parties are invited to listen by calling (800) 618-4645.  Following the call, a recorded playback will be available through the end of the day on August 31, 2012.  To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers).  The conference call ID for the playback is 21598607.  The conference call and playback can also be accessed, through August 31, on Arkansas Best’s website at arkbest.com.

Company Description

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles and household goods moving market services for consumers, corporations and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this report that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements.

Such statements are by their nature subject to uncertainties and risk including, but not limited to, general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources; the successful integration of Panther; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; availability and cost of reliable third-party services; the timing and amount of capital expenditures; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies; future climate change legislation; availability and cost of capital and financing arrangements; the cost and timing of growth initiatives; the impact of our brand and corporate reputation; the cost, integration, and performance of any future acquisitions; costs of continuing investments in technology and the impact of cyber incidents; weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.

The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

		Three Months Ended June 30		Six Months Ended June 30
		2012	2011	2012	2011
		(Unaudited)
		($ thousands, except share and per share data)

OPERATING REVENUES		$510,543	$498,550	$951,410	$933,481

OPERATING EXPENSES AND COSTS		503,342	489,552	967,196	946,475

OPERATING INCOME (LOSS)		7,201	8,998	(15,786)	(12,994)

OTHER INCOME (EXPENSE)
Interest and dividend income		215	273	469	516
Interest expense and other related financing costs		(1,112)	(932)	(2,255)	(1,927)
Other, net		(220)	281	1,120	2,892
		(1,117)	(378)	(666)	1,481

INCOME (LOSS) BEFORE INCOME TAXES		6,084	8,620	(16,452)	(11,513)

INCOME TAX PROVISION (BENEFIT)		(5,757)	3,169	(10,131)	(4,177)

NET INCOME (LOSS)		11,841	5,451	(6,321)	(7,336)

LESS:	NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	—	153	—	174

NET INCOME (LOSS) ATTRIBUTABLE TO ARKANSAS BEST CORPORATION		$11,841	$5,298	$(6,321)	$(7,510)

EARNINGS (LOSS) PER COMMON SHARE(1)
Basic		$0.44	$0.20	$(0.25)	$(0.30)
Diluted		$0.44	$0.20	$(0.25)	$(0.30)

AVERAGE COMMON SHARES OUTSTANDING
Basic		25,544,455	25,411,339	25,496,871	25,358,130
Diluted		25,544,455	25,411,942	25,496,871	25,358,130

CASH DIVIDENDS DECLARED PER COMMON SHARE		$0.03	$0.03	$0.06	$0.06

(1)         The Company uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

NET INCOME (LOSS) ATTRIBUTABLE TO ARKANSAS BEST CORPORATION		$11,841	$5,298	$(6,321)	$(7,510)

EFFECT OF UNVESTED RESTRICTED STOCK AWARDS(1)		(549)	(213)	(75)	(60)

ADJUSTED NET INCOME (LOSS) FOR CALCULATING EARNINGS PER COMMON SHARE		$11,292	$5,085	$(6,396)	$(7,570)

ARKANSAS BEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30 2012	December 31 2011
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$53,618	$141,295
Short-term investments	46,619	33,960
Restricted cash equivalents and short-term investments	21,025	52,693
Accounts receivable, less allowances (2012 – $4,484; 2011 – $5,957)	201,668	149,665
Other accounts receivable, less allowances (2012 – $1,429; 2011 – $1,226)	7,541	7,538
Prepaid expenses	15,818	11,363
Deferred income taxes	36,129	35,481
Prepaid and refundable income taxes	6,317	6,905
Other	9,805	6,186
TOTAL CURRENT ASSETS	398,540	445,086

PROPERTY, PLANT AND EQUIPMENT
Land and structures	242,170	242,120
Revenue equipment	595,542	569,303
Service, office and other equipment	117,285	110,511
Software	99,310	64,229
Leasehold improvements	23,000	21,426
	1,077,307	1,007,589
Less allowances for depreciation and amortization	614,335	592,171
	462,972	415,418

GOODWILL	82,604	3,660

INTANGIBLE ASSETS, NET	71,222	2,822

OTHER ASSETS	51,693	49,234

	$1,067,031	$916,220

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$15,327	$20,836
Accounts payable	94,561	66,517
Income taxes payable	220	169
Accrued expenses	163,159	151,887
Current portion of long-term debt	46,282	24,262
TOTAL CURRENT LIABILITIES	319,549	263,671

LONG-TERM DEBT, less current portion	133,796	46,750

PENSION AND POSTRETIREMENT LIABILITIES	91,869	106,578

OTHER LIABILITIES	12,630	13,751

DEFERRED INCOME TAXES	46,820	19,855

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2012: 27,262,457 shares; 2011: 27,099,819 shares	273	271
Additional paid-in-capital	287,678	286,408
Retained earnings	287,182	295,108
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(54,996)	(58,402)
TOTAL STOCKHOLDERS’ EQUITY	462,367	465,615

	$1,067,031	$916,220

Note: The balance sheet at December 31, 2011 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2012	2011
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net loss	$(6,321)	$(7,336)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,970	35,971
Amortization of intangibles	200	—
Share-based compensation expense	3,342	3,699
Provision for losses on accounts receivable	729	1,122
Deferred income tax benefit	(8,520)	(6,569)
Gain on sale of property and equipment	(516)	(873)
Changes in operating assets and liabilities:
Receivables	(20,885)	(25,756)
Prepaid expenses	1,363	836
Other assets	(452)	269
Income taxes	522	2,417
Accounts payable, accrued expenses and other liabilities(1)	4,740	29,352
NET CASH PROVIDED BY OPERATING ACTIVITIES	14,172	33,132

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(18,401)	(18,766)
Proceeds from sales of property and equipment	2,692	3,370
Purchases of short-term investments	(22,143)	(12,250)
Proceeds from sales of short-term investments	9,555	14,125
Business acquisition, net of cash acquired	(180,793)	—
Capitalization of internally developed software and other	(3,435)	(2,183)
NET CASH USED IN INVESTING ACTIVITIES	(212,525)	(15,704)

FINANCING ACTIVITIES
Borrowings under credit facilities	100,000	—
Payments on long-term debt	(12,303)	(6,994)
Net change in bank overdraft and other	(5,510)	2,797
Change in restricted cash equivalents and short-term investments	31,668	(20)
Deferred financing costs	(1,574)	(133)
Payment of common stock dividends	(1,605)	(1,585)
Proceeds from the exercise of stock options	—	763
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	110,676	(5,172)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(87,677)	12,256
Cash and cash equivalents at beginning of period	141,295	102,578
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$53,618	$114,834

NONCASH INVESTING ACTIVITIES
Accruals for equipment received	$7,416	$5,358
Equipment financed under capital leases and notes payable	$21,370	$3,882

(1)  Includes $18.0 million in contributions to the Company’s nonunion pension plan for 2012.

ARKANSAS BEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(Unaudited)
	($ thousands, except per share data)
ARKANSAS BEST CORPORATION — CONSOLIDATED

Net Income (Loss) Attributable to Arkansas Best Corporation
Amounts on a GAAP basis	$11,841	$5,298	$(6,321)	$(7,510)
Tax benefits(1)	(7,973)	—	(3,333)	—
Transaction costs, after-tax(2)	1,294	—	1,294	—
Non-GAAP amounts	$5,162	$5,298	$(8,360)	$(7,510)

Diluted Earnings (Loss) Per Share
Amounts on a GAAP basis	$0.44	$0.20	$(0.25)	$(0.30)
Tax benefits(1)	(0.31)	—	(0.13)	—
Transaction costs, after-tax(2)	0.05	—	0.05	—
Non-GAAP amounts	$0.18	$0.20	$(0.33)	$(0.30)

ARKANSAS BEST CORPORATION — CONSOLIDATED

Earnings Before Interest, Taxes, Depreciation and Amortization
Net income (loss) attributable to Arkansas Best Corporation	$11,841	$5,298	$(6,321)	$(7,510)
Interest expense	1,112	932	2,255	1,927
Income taxes (benefits)	(5,757)	3,169	(10,131)	(4,177)
Depreciation and amortization	20,850	18,053	40,170	35,971
Amortization of share based compensation	1,900	2,253	3,342	3,699
Amortization of actuarial losses	2,846	1,840	5,693	3,680
EBITDA	32,792	31,545	35,008	33,590

Transaction costs, pre-tax(2)	2,129	—	2,129	—
Adjusted EBITDA	$34,921	$31,545	$37,137	$33,590

PREMIUM LOGISTICS & EXPEDITED FREIGHT SERVICES (3)

Earnings Before Interest, Taxes, Depreciation and Amortization
Operating income	$480	$—	$480	$—
Depreciation and amortization	473	—	473	—
EBITDA	$953	$—	$953	$—

(1)             Tax benefit adjustments related to deferred tax asset valuation allowances.

(2)             Transaction costs associated with the June 15, 2012 acquisition of Panther Expedited Services, Inc.

(3)             Includes the results of Panther Expedited Services, Inc., for the period of June 16 to June 30, 2012.

Non-GAAP Financial Measures. The company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results. Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure financial performance and ability to service debt obligations. However, these financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as defined by GAAP. Other companies may calculate Adjusted EBITDA differently, and therefore the Company’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. As Panther’s net income is not presented, EBITDA has been reconciled to operating income, which is the reported GAAP measure.

On June 15, 2012, Arkansas Best completed the acquisition of Panther Expedited Services, Inc.  The following table summarizes the preliminary fair values of the acquired assets and liabilities for Panther.

Preliminary Allocation
($ millions)
Fair value of assets acquired:
Accounts receivable	$31.8
Deferred income taxes	0.6
Other current assets	5.8
Property, plant and equipment (other than acquired software)	7.4
Intangible assets (including acquired software)	101.0
Goodwill	78.9
Other assets	4.3
Total assets acquired	229.8

Fair value of liabilities assumed:
Accounts payable	(12.3)
Other current liabilities	(4.5)
Deferred income taxes on acquired assets	(32.2)
Total liabilities	(49.0)

Cash paid, net of cash acquired	$180.8

The above purchase price allocation was based on preliminary information regarding the fair values of acquired assets and liabilities for Panther and the amount of goodwill recognized as of June 15, 2012. With the assistance of a third-party valuation firm, Arkansas Best is conducting an assessment of the fair values of acquired assets and liabilities for Panther and the amount of goodwill recognized as of June 15, 2012. This assessment requires a significant amount of judgment, and Arkansas Best has not completed this analysis as it relates to the valuation of Panther. Based on the preliminary purchase price allocation, amortization of intangible assets, including software, is estimated to total approximately $8 million per year.

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended June 30				Six Months Ended June 30
	2012		2011		2012		2011
	(Unaudited) ($ thousands)
OPERATING REVENUES
Freight Transportation(1)	$445,740		$452,126		$846,295		$849,398
Premium Logistics & Expedited Freight Services(2)	10,835		—		10,835		—
Truck Brokerage & Management(3)	10,021		6,411		18,060		11,511
Emergency and Preventative Maintenance(4)	30,101		23,341		52,479		45,618
Household Goods Moving Services(5)	20,479		25,241		35,531		41,112
Total non-asset-based segments	71,436		54,993		116,905		98,241

Other revenues and eliminations	(6,633)		(8,569)		(11,790)		(14,158)
Total consolidated operating revenues	$510,543		$498,550		$951,410		$933,481

OPERATING EXPENSES AND COSTS
Freight Transportation(1)
Salaries, wages and benefits	$269,488	60.5%	$273,065	60.4%	$535,005	63.2%	$535,365	63.0%
Fuel, supplies and expenses	82,893	18.6	88,010	19.5	163,658	19.3	167,127	19.7
Operating taxes and licenses	10,823	2.4	11,572	2.6	21,623	2.6	22,993	2.7
Insurance	5,587	1.3	6,511	1.4	10,471	1.2	12,991	1.5
Communications and utilities	3,464	0.8	3,723	0.8	7,268	0.9	7,697	0.9
Depreciation and amortization	19,477	4.4	17,341	3.8	38,058	4.5	34,542	4.1
Rents and purchased transportation	44,285	9.9	43,170	9.5	81,043	9.6	81,525	9.6
Gain on sale of property and equipment	(231)	(0.1)	(784)	(0.2)	(513)	(0.1)	(883)	(0.1)
Other	2,277	0.5	1,920	0.5	3,982	0.5	3,501	0.4
	438,063	98.3%	444,528	98.3%	860,595	101.7%	864,858	101.8%

Premium Logistics & Expedited Freight Services(2)
Purchased transportation	$8,247	76.1%	$—	—	$8,247	76.1%	$—	—
Depreciation and amortization	473	4.4	—	—	473	4.4	—	—
Other	1,635	15.1	—	—	1,635	15.1	—	—
	10,355	95.6%	—	—	10,355	95.6%	—	—

Truck Brokerage & Management(3)	9,366		5,843		17,011		10,558
Emergency and Preventative Maintenance(4)	29,407		22,424		51,921		43,779
Household Goods Moving Services(5)	20,314		24,293		36,157		40,028
Total non-asset-based segments	69,442		52,560		115,444		94,365

Other expenses and eliminations	(4,163)		(7,536)		(8,843)		(12,748)
Total consolidated operating expenses and costs	$503,342		$489,552		$967,196		$946,475

ARKANSAS BEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS — Continued

	Three Months Ended June 30		Six Months Ended June 30
	2012	2011	2012	2011
	(Unaudited) ($ thousands)
OPERATING INCOME (LOSS)
Freight Transportation(1)	$7,677	$7,598	$(14,300)	$(15,460)
Premium Logistics & Expedited Freight Services(2)	480	—	480	—
Truck Brokerage & Management(3)	655	568	1,049	953
Emergency and Preventative Maintenance(4)	694	917	558	1,839
Household Goods Moving Services(5)	165	948	(626)	1,084
Total non-asset-based segments	1,994	2,433	1,461	3,876

Other income (loss) and eliminations	(2,470)	(1,033)	(2,947)	(1,410)
Total consolidated operating income (loss)	$7,201	$8,998	$(15,786)	$(12,994)

(1)             This segment includes the results of operations of Arkansas Best’s largest subsidiary, ABF Freight System, Inc.®.

(2)             This segment includes the results of operations of Arkansas Best’s expedited services operating as Panther Expedited Services, Inc. for the period of June 16 to June 30, 2012.

(3)             This segment includes the results of operations of Arkansas Best’s transportation brokerage services operating as FreightValue®.

(4)             This segment includes the results of operations of Arkansas Best’s roadside vehicle assistance and commercial equipment services subsidiary FleetNet America, Inc.

(5)             This segment includes the results of operations of Arkansas Best’s subsidiaries Albert Companies, Inc. and Moving Solutions, Inc. which provide services to the consumer, corporate, and military household goods moving market.

ABF FREIGHT SYSTEM, INC.

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2012	2011	% Change	2012	2011	% Change
	(Unaudited)

Freight Transportation (1)

Workdays	63.5	63.5		127.5	127.0

Billed Revenue (2) / CWT	$27.88	$26.64	4.7%	$27.75	$25.72	7.9%

Billed Revenue (2) / Shipment	$378.35	$363.10	4.2%	$373.04	$349.41	6.8%

Shipments	1,173,964	1,247,783	(5.9)%	2,269,122	2,443,050	(7.1)%

Shipments / Day	18,488	19,650	(5.9)%	17,797	19,237	(7.5)%

Tonnage (tons)	796,486	850,209	(6.3)%	1,525,295	1,659,207	(8.1)%

Tons / Day	12,543	13,389	(6.3)%	11,963	13,065	(8.4)%

(1)             Operating statistics for the Freight Transportation segment do not include the results from ABF’s Global Supply Chain Services.

(2)             Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Contact:       Mr. David Humphrey, Vice President, Investor Relations and Corporate Communications

Telephone: (479) 785-6200

END OF RELEASE